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                                                                    Exhibit 3.66

                                                                          PAGE 1

                                    DELAWARE
                              ---------------------
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "KTI OPERATIONS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF JULY, A.D. 1988, AT 10 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


[SEAL]

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2167931  8100H                                          AUTHENTICATION:  1782913

020316637                                                         DATE: 05-17-02

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                                                          [ILLEGIBLE]
                                                          FILED
                                                          JUL 28 1988  10AM
                                                          /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              KTI OPERATIONS, INC.

     FIRST: The name of the Corporation in KTI Operations, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares and each such share is to have a par value of $l.00.

     FIFTH: The initial board of directors of the corporation shall consist of four directors, and the names and addresses of the persons who will serve as such directors are as follows.

                                         Gerald L. Kuhr
                                         Two Beacon Lane
                                         Cape Elizabeth, Maine 04107

                                         Nicholas Menonna, Jr.
                                         28 Mountain View Road
                                         Cresskill, NJ 07626

                                         Martin J. Sergi
                                         17 North Ridge Road
                                         Denville, NJ 07834

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                                         Anthony R. Buonaguro
                                         70 Takolusa Drive
                                         Holmdel, NJ 07733

     SIXTH: The name and mailing address of the sole incorporator is as follows:

                NAME                      MAILING ADDRESS
                ----                      ---------------

         William P. O'Sullivan            c/o KTI Energy, Inc.
                                          7000 Boulevard East
                                          Guttenberg, NJ 07093

     SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

     (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                                       (2)
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     EIGHTH: Meetings of stockholders may be held within or without the State of
Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all the rights conferred upon stockholders herein are granted subject to this reservation.

                                       (3)
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     ELEVENTH: The directors of the Corporation shall not have personal liability to the Corporation or its shareholders for monetary damages for breach of their fiduciary duty as directors except that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of GCL or (iv) for any transaction from which the director derived an improper personal benefit.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this [ILLEGIBLE] day of July, 1988.

                                         /s/ William P. O'Sullivan
                                         -------------------------
                                         William P. O'Sullivan
                                         Sole Incorporator

                                       (4)